SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  July 29, 2009

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 30, 2009, Harbin Electric, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), related to a public offering of 6,250,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a price of $16.00 per share less a 6% underwriting commission. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 937,500 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statements on Form S-3, as amended and supplemented (Registration Statement No. 333-152499) filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On July 30, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 30, 2009.

5.1	Opinion of Lionel Sawyer & Collins LLP as to the legality of the shares of common stock that were registered on Registration Statement No. 333-152499, as amended and supplemented.

99.1	Press Release dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: July 30, 2009

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 30, 2009.
5.1	Opinion of Lionel Sawyer & Collins LLP as to the legality of the shares of common stock registered on Registration Statement No. 333-152499, as amended and supplemented..
99.1	Press Release dated July 30, 2009.